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                                                                   Exhibit 99.5


Dear Shareholder:

Future Annual Reports and Proxy Statements can be viewed over the Internet. If you are voting your proxy electronically, i.e., telephone or Internet, follow the instructions provided if you wish to discontinue future mailings of Annual Reports and Proxy Statements.

If you are voting by mail and wish to discontinue future mailings of Annual Reports and Proxy Statements, please mark the reverse side accordingly.

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                                   CONECTIV

                                     PROXY

        This proxy, when properly executed, will be voted as directed by the stockholder. If no direction is given, the shares represented by this proxy will be voted "FOR" proposal nos. 1, 2 and 3. This proxy is solicited on behalf of the Board of Directors.

        By signing and dating on the reverse side, you authorize Howard E. Cosgrove, and Richard B. McGlynn, Esq. and R. Franklin Balotti or any one of them, each with the power of substitution, to represent and vote your shares of Conectiv Common Stock and Class A Common Stock at the Annual Meeting of Stockholders of Conectiv to be held on July 17, 2001, or at any adjournments thereof, as directed by you on the reverse side. They are further authorized to vote, in their discretion, upon such other matters as may properly come before said meeting and adjournments thereof.

        This proxy also provides voting instructions for shares held in the Dividend Reinvestment Plan, Savings and Investment Plan, ESPP, ESOP and PAYSOP as described in the Proxy Statement.

                                                             (See Reverse Side)



                                        CONECTIV

                                        P.O. BOX 11279
                                        NEW YORK, N.Y. 10203-0279
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                                              VOTE BY TELEPHONE OR INTERNET
[Conectiv Logo]                               24 HOURS A DAY, 7 DAYS A WEEK


            TELEPHONE                                    INTERNET                                   MAIL
          800-574-7149                      http://proxy.shareholder.com/civ

Use any touch-tone telephone to vote    Use the Internet to vote your proxy.  Have    Mark, sign and date your proxy card
your proxy. Have your proxy card in     your proxy card in hand when you access       and return it in the postage-paid
hand when you call. You will be         the website. You will be prompted to enter    envelope we have provided.
prompted to enter your control          your control number, located in the box
number, located in the box below and    below, to create an electronic ballot.
then follow the simple directions.

Your telephone or Internet vote authorizes the named proxy        ----------------------------------------------------------
holders to vote your shares in the same manner as if you          If you have submitted your proxy by telephone or the
had marked, signed and returned the proxy card.                   Internet there is no need for you to mail back your proxy.
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CALL TOLL-FREE TO VOTE * IT'S FAST AND CONVENIENT                               CONTROL NUMBER FOR
                 800-574-7149                                             TELEPHONE OR INTERNET VOTING
                                                                  -----------------------------------------------

                                          DETACH PROXY CARD HERE IF YOU ARE NOT
                                             VOTING BY TELEPHONE OR INTERNET
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Your Board of Directors recommends you vote "FOR" proposal nos. 1, 2 and 3

                                                           FOR        AGAINST      ABSTAIN
                                                                                   (the same effect
                                                                                   as a vote AGAINST)
1. Approval of the Agreement and Plan of Merger,
   dated February 9, 2001, among Potomac Electric
   Power Company, New RC, Inc., and Conectiv               [ ]         [ ]               [ ]                          Proxy Card

2. Approval of the New RC, Inc. Long-Term Incentive Plan   [ ]         [ ]               [ ]                   I have included   [_]
                                                                                                               comments, or have
3. Election of Directors   FOR all nominees         WITHHOLD AUTHORITY to vote             EXCEPTION           included a change
                           listed below     [ ]     for all nominees listed below  [ ]                [ ]      of address.

If you sign, date and return your proxy card and do not mark either the WITHHOLD AUTHORITY or EXCEPTION box,   I agree to access [_]
your proxy shall be deemed to grant authority to vote FOR all nominees listed below.                           future Proxy
Nominees: 01 - Howard E. Cosgrove, 02 - Audrey K. Doberstein, 03 - Bernard J. Morgan                           Statements and
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exception" box and write    Annual Reports
that nominee's name in the space provided below.)                                                              electronically.
 Exception ________________________________________________________________________________________________

4. To transact such other business as may properly come before the meeting.



                                                         NOTE: Please date and sign this proxy exactly as your name appears hereon.
                                                         In case of joint owners, each joint owner should sign. When signing in a fiduciary or representative capacity, please give your full title. If the proxy is submitted by a corporation or partnership, it should be executed in the full corporate or partnership name by a duly authorized person.

                                                         Dated: _____________________________________________________________, 2001

                                                         __________________________________________________________________________
                                                                                       Signature

                                                         __________________________________________________________________________
                                                                                       Signature

(Please sign, date and return this proxy card in         Votes MUST be indicated (x) in black or blue ink.    [X]
the enclosed envelope.)
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